Exhibit (g)(ii)

SCHEDULE 1

CUSTODIAN SERVICES AGREEMENT

BETWEEN

SCHWAB CAPITAL TRUST

SCHWAB ANNUITY PORTFOLIOS

SCHWAB INVESTMENTS

And

BROWN BOTHERS HARRIMAN & CO.

Dated as of January 14, 2013

The following is a list of the Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated 4/1/2007 (the “Agreement”)

SCHWAB DIVIDEND EQUITY FUND

SCHWAB FINANCIAL SERVICES FUND

SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX FUND

(FORMERLY SCHWAB FUNDAMENTAL EMERGING MARKETS INDEX FUND)

SCHWAB FUNDAMENTAL INTERNATIONAL LARGE COMPANY INDEX FUND

SCHWAB FUNDAMENTAL INTERNATIONAL SMALL COMPANY INDEX FUND

(FORMERLY SCHWAB FUNDAMENTAL INTERNATIONAL SMALL-MID COMPANY INDEX FUND)

SCHWAB GLOBAL REAL ESTATE FUND- SCHWAB GRE ASIAN PACIFIC

SCHWAB GLOBAL REAL ESTATE FUND- SCHWAB GRE EUROPE

SCHWAB GLOBAL REAL ESTATE FUND- SCHWAB GRE NORTH AMERICA

SCHWAB GLOBAL REAL ESTATE FUND- FEEDER

SCHWAB HEALTH CARE FUND

SCHWAB INTERNATIONAL INDEX FUND

SCHWAB LARGE-CAP GROWTH FUND

SCHWAB MARKETTRACK ALL EQUITY PORTFOLIO

SCHWAB MARKETTRACK BALANCED PORTFOLIO

SCHWAB MARKETTRACK CONSERVATIVE PORTFOLIO

SCHWAB MARKETTRACK GROWTH PORTFOLIO

SCHWAB MARKETTRACK GROWTH PORTFOLIO II

SCHWAB S&P 500 INDEX FUND

SCHWAB S&P 500 INDEX PORTFOLIO

SCHWAB SMALL-CAP EQUITY FUND

SCHWAB SMALL-CAP INDEX FUND

SCHWAB TARGET 2010 FUND

SCHWAB TARGET 2015 FUND

SCHWAB TARGET 2020 FUND

SCHWAB TARGET 2025 FUND

SCHWAB TARGET 2030 FUND

SCHWAB TARGET 2035 FUND

SCHWAB TARGET 2040 FUND

SCHWAB TOTAL STOCK MARKET INDEX FUND

SCHWAB VIT BALANCED PORTFOLIO

SCHWAB VIT BALANCED WITH GROWTH PORTFOLIO

SCHWAB VIT GROWTH PORTFOLIO

SCHWAB TARGET 2045 FUND

SCHWAB TARGET 2050 FUND

SCHWAB TARGET 2055 FUND

IN WITNESSTH WHEREOF, each of the parties hereto has caused this Schedule 1 to be executed in its name and on behalf of each such Fund/Portfolio.

SCHWAB CAPITAL TRUST

SCHWAB ANNUITY PORTFOLIOS

SCHWAB INVESTMENTS

By:	/s/ George Pereira
Name:	George Pereira
Title:	Treasurer and Principal Financial Officer

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title: